EXHIBIT 10.3


                                TENANCY AGREEMENT
                                       for
        Room 405A, 11 Fu Cheng Men Wai Street, Xi Cheng District, Beijing
                         The People's Republic of China


THIS AGREEMENT made the 1st day of July, 2000 between Thompson Chu (hereinafter called the "Landlord" which expression shall where the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby created) of the one part and POPstar Communications Asia Pacific Limited (hereinafter called the "Tenant" which expression shall where the context so admits include the Tenant's successors in title) of the other part WHEREBY IT IS AGREED as follows:

1. The Landlord lets and the Tenant takes 1,830 square feet of executive office space (hereinafter called the "said premises") at Room 405A, 11 Fu Cheng Men Wai Street, Xi Cheng District, Beijing, the People's Republic of China, together with the full free and uninterrupted right and privilege to use the entrance, staircase, lifts, landings and passages (so far as the same are necessary for the enjoyment and use of the said premises) in common with the Landlord and other tenant or tenants for the time being for the term of 12 calendar months commencing from July 1, 2000 at the monthly rental of US$2,200 (exclusive of rates, management, heating and air-conditioning fees) payable in advance on the first day of each and every calendar month without deduction, the first of such payments being rent for the month of July 2000 to be made upon the signing of this Agreement.

2. To secure the due performance and observance of the stipulations, terms and conditions hereinbefore contained and on the Tenant's part to be performed and observed, the Tenant shall on the signing of this Agreement pay to the Landlord by way of deposit the sum of US$4,400. At the expiration or sooner determination of the said term of tenancy and provided that the rent hereby stipulated or any other sums of money owing and due by the Tenant to the Landlord under and by virtue of these presents shall have been fully paid and all the stipulations, terms and conditions on the Tenant's part hereinbefore contained shall have been duly performed and observed, the Landlord shall refund to the Tenant the said deposit of US$4,400 without interest within fifteen days after the Tenant shall have duly delivered to the Landlord vacant possession in respect of the said premises.



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3.   The Tenant hereby agrees to pay all water, gas and electricity  charges and all meter rent for all gas, electricity and other meters installed at the said premises and intended for use of the said premises and to pay a due proportion of all charges for the operation and maintenance of the common passages, lifts, electric water pump, lighting of the common staircases and common entrance hall and corridors and for keeping such common portions of the building in which the said premises are located in a clean and tidy
     condition,   including   wages  for  the  watchmen  or   caretakers,   such
     proportionate part of the said charges together with all taxes, assessments and outgoings to be paid to the Landlord's registered office on the first day of each and every month together with the said rent of the said premises.

4. The Tenant agrees to use the said premises for itself only. The Tenant shall not sub-let, sub-lease or allow any third party to occupy the said premises without the prior written consent of the Landlord.

5. The Tenant shall not make or permit to be made any alterations in or additions to the said premises without the prior written consent of the Landlord therefor or cut or maim or injure or suffered to be cut, maimed or injured any doors, windows, wall, joists, beams, timbers, pipings or wirings thereof and to take all reasonable precautions to protect the said premises from damage threatened by an approaching storm, tropical depression or typhoon.

6. The Tenant shall not store arms, ammunition or unlawful goods, gun-powder, kerosene, gasoline or any dangerous, explosive or combustible substance in any part of the said premises, and shall be answerable and responsible for any consequence of any breach of local ordinances. The Tenant shall not use the said premises for any purpose prohibited by law.

7. The Tenant shall pay on demand to the Landlord the cost incurred by the Landlord in cleansing and cleaning any of the drains choked or plugged as a result of careless use by the Tenant or its employees or workmen.

8. The Tenant shall itself cover insurance for its own belongings, loss and liability against typhoon, tropical depression, storm, flood, fire, theft and accidents in relation to this tenancy. The Tenant shall not be responsible for any damage or loss under all circumstances.

9. The Tenant shall permit the Landlord or its agents with or without workmen or others and with or without appliances at all reasonable times to enter upon the said premises and to view the conditions thereof and to take inventories of the fixtures therein and to carry out any repairs to the premises which the


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Landlord, in its reasonable opinion, considers necessary or proper to be done.

10. During the two months immediately preceding the determination of the said term of tenancy, the Landlord or its agents shall be at liberty to affix and retain without interference or molestation on the door or the external parts of the said premises a notice of letting the said premises and the Tenant shall permit and allow all persons with written authority from the Landlord or its agents at all reasonable hours of the business day to view the said premises or any part thereof.

11. The Tenant shall yield up the said premises and all additions thereto and all fittings and fixtures therein including the fixtures hereto and any other fixtures subsequently added in tenantable repair and condition (fair wear and tear and accidents by fire excepted) at the expiration or sooner determination of the tenancy.

12. Any notice under this Agreement shall be in writing and any notice to the Tenant shall be sufficiently served if left addressed to the Tenant on the said premises or sent to the Tenant by registered post to the Tenant's last known place of business and any notice to the Landlord shall be sufficiently served if delivered to it at its registered office or sent by registered post addressed thereto.

13. The expression "Tenant" shall (where the context permits) mean and include the party or parties specially named herein, the members of such party or parties and the executors and administrators of each member.

14. Each party shall bear its own costs and expenses incidental to the signing of this Agreement.

15. The Tenant has expressly and thoroughly read the contents of this Agreement which shall absolutely and immediately be determined if Tenant causes any material breach of any item herein.

16. Should the Tenant with the express or implied consent of the Landlord continue to occupy the said premises or any part thereof after the expiration of the said terms of tenancy or any renewal thereof, the Tenant shall be considered to be a calendar monthly Tenant and shall give one calendar month's notice if its intention to quit and shall be bound to quit the premises upon receiving one calendar month's notice in that behalf from the Landlord such notice to expire at the end of any current month of this tenancy.



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17.  This Agreement  shall be construed and  interpreted in accordance  with the laws of The People's Republic of China.


THIS AGREEMENT was given on the day and year first written above.

Signed for and on behalf of the Landlord


/s/ Thompson Chu
------------------------------------
Name:  Thompson Chu
Title: Director


Signed for and on behalf of the Tenant


/s/ John McDermott
------------------------------------
Name:  John McDermott
Title: President